Exhibit 99.1

FactSet Research Systems Inc.

601 Merritt 7

Norwalk, Connecticut 06851
203.810.1000 / 203.810.1001 Fax

News Release

FOR IMMEDIATE RELEASE

FactSet Research Systems Announces Adjusted EPS Growth of 10% for the Third Quarter of Fiscal 2013

●	Adjusted EPS was $1.15, up 10%
●	Revenues increased 6% to $215 million
●	Free cash flow was $92 million, up 32%

NORWALK, Conn., June 18, 2013 - FactSet Research Systems Inc. (NYSE:FDS) (NASDAQ:FDS), a leading provider of integrated financial information and analytical applications to the global investment community, today announced its results for the third quarter of fiscal 2013.

For the quarter ended May 31, 2013 revenues increased to $214.6 million, up 6% over the prior year. Included in this total was $2.9 million of acquired revenues from StreetAccount. Operating income was $71.6 million compared to $68.5 million in the third quarter of fiscal 2012. Net income was $53.4 million versus $48.0 million a year ago. Diluted earnings per share was $1.20 compared to $1.05 in the same period of fiscal 2012.

Adjusted net income increased 6% to $51.1 million, while adjusted diluted EPS grew 10% to $1.15. Adjusted net income and diluted EPS both exclude income tax benefits of $2.3 million or $0.05 per diluted share related to finalizing prior years’ tax returns.

A reconciliation between GAAP and adjusted financial measures is presented on page 8 of this press release.

(Condensed and Unaudited)	Three Months Ended May 31,
(In thousands, except per share data)	2013	2012	Change
Revenues	$214,613	$202,311	6%
Operating income	$71,637	$68,494	5%
Adjusted net income	$51,097	$47,980	6%
Adjusted diluted earnings per share	$1.15	$1.05	10%
Diluted weighted average shares	44,485	45,736

“We again delivered double-digit diluted EPS growth and our free cash flow reached an all-time high of $92 million during the third quarter of fiscal 2013. Off-market conditions, especially on the sell-side, continue to interrupt client buying patterns and limited our ASV growth this quarter as expected,” said Philip A. Hadley, Chairman and CEO. “We continue to return capital to shareholders as evidenced by a 13% increase in our dividend and a $200 million expansion to our share repurchase program during the quarter.”

Annual Subscription Value (“ASV”)

ASV advanced $2 million excluding the impact from foreign currency during the quarter and totaled $864 million at May 31, 2013. Of this total, 83% is derived from buy-side clients and the remainder is from the sell-side firms who perform M&A advisory work and equity research. ASV at any given point in time represents the forward-looking revenues for the next 12 months from all services currently being supplied to clients.

Financial Highlights – Third Quarter of Fiscal 2013

●	ASV from U.S. operations was $590 million and $274 million was related to international operations.
●	U.S. revenues, including $2.9 million from StreetAccount, were $147 million, up 6% from the year ago quarter.
●	Non-U.S. revenues rose 6% to $68 million as compared to the same period in fiscal 2012. Excluding the impact from foreign currency, the international growth rate was 7%.
●	Operating margin was 33.4%, compared to 33.9% a year ago.
●	The effective tax rate for the third quarter was 25.9%, down from 30.4% a year ago. Excluding income tax benefits from finalizing prior years’ tax returns, the annual effective tax rate was 29.0%.
●	Quarterly free cash flow was a record high $92 million, up 32% over the year ago quarter.
●	Accounts receivable decreased $17 million over the last three months, reflecting an improvement in DSO from 36 to 29 days, the lowest DSO on record for FactSet.

Operational Highlights – Third Quarter of Fiscal 2013

●	Client count was 2,440 at May 31st, a net increase of 4 clients.
●	Annual client retention was greater than 95% of ASV and 92% when expressed as a percentage of clients.
●	Users increased by 61 over the past three months and totaled 49,516 professionals at May 31st. New users from buy-side clients were partially offset by declines on the sell-side.
●	Employee count was 5,900 at May 31st, up 8% over last year.
●	Capital expenditures were $4.2 million.
●	The regular quarterly dividend increased 13% from $0.31 to $0.35 per share, beginning with the Company’s dividend payment on June 18, 2013 to holders of record of FactSet common stock on May 31st.
●

On May 14, 2013, the Board of Directors approved a $200 million expansion to the existing share repurchase program. The Company repurchased 536,383 shares for $49.0 million during the third quarter. Including the recently approved $200 million expansion to the program, at May 31st, $206.5 million remains authorized for future repurchases.

●	Common shares outstanding were 44.0 million at May 31, 2013.
●	FactSet released a new Instant Messaging platform — FactSet IM, an open collaboration platform purposely designed to enhance the workflow needs of global financial professionals.
●

The Wall Street Journal published the results of the first annual “Europe’s Best Analysts Survey” in conjunction with FactSet as the data provider on May 22, 2013. FactSet also provided the data for the WSJ’s U.S. and Asia “Best Analysts” surveys.

Business Outlook

The following forward-looking statements reflect FactSet’s expectations as of today’s date. Given the number of risk factors, uncertainties and assumptions discussed below, actual results may differ materially. The Company does not intend to update its forward-looking statements until its next quarterly results announcement, other than in publicly available statements.

Fourth Quarter Fiscal 2013 Expectations

●	Revenues are expected to range between $218 million and $221 million.
●	Operating margin is expected to range between 33.0% and 34.0%.
●	The annual effective tax rate is expected to range between 28.5% and 29.5%.
●	GAAP diluted EPS should range between $1.18 and $1.21, the midpoint of the range represents 11% growth over last year’s fourth quarter.

Conference Call

The Company will host a conference call today, June 18, 2013, at 11:00 a.m. (EDT) to review the third quarter fiscal 2013 earnings release. To listen, please visit the investor relations section of the Company’s website at www.factset.com.

Forward-looking Statements

This news release contains forward-looking statements based on management's current expectations, estimates and projections. All statements that address expectations or projections about the future, including statements about the Company's strategy for growth, product development, market position, subscriptions, expected expenditures and financial results are forward-looking statements. Forward-looking statements may be identified by words like "expected," "anticipates," "plans," "intends," "projects," "should," "indicates," "continues," "subscriptions" and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in FactSet's filings with the Securities and Exchange Commission, particularly its latest annual report on Form 10-K and quarterly reports on Form 10-Q, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to, the current status of the global economy; the ability to integrate newly acquired companies and businesses; the stability of global securities markets; the ability to hire qualified personnel; the maintenance of the Company's leading technological position; the impact of global market trends on the Company's revenue growth rate and future results of operations; the negotiation of contract terms with corporate vendors, data suppliers and potential landlords; the retention of key clients; the successful resolution of ongoing audits by tax authorities; the continued employment of key personnel; the absence of U.S. or foreign governmental regulation restricting international business; and the sustainability of historical levels of profitability and growth rates in cash flow generation.

About Adjusted Financial Measures

Financial measures in accordance with U.S. generally accepted accounting principles (“GAAP”) including net income and diluted earnings per share have been adjusted. These adjusted financial measures exclude $2.3 million of income tax benefits related to finalizing prior years’ tax returns. The income tax benefits, which reduced the Company’s effective tax rate from 29.0% to 25.9%, increased GAAP net income by $2.3 million and GAAP diluted EPS by $0.05 per share in the third quarter of fiscal 2013. FactSet uses these adjusted financial measures, both in presenting its results to stockholders and the investment community, and in its internal evaluation and management of the business. The Company believes that these adjusted financial measures and the information they provide are useful to investors because it permits investors to view the Company’s performance using the same tools that management uses to gauge progress in achieving its goals. Investors may benefit from referring to these adjusted financial measures in assessing the Company’s performance and when planning, forecasting and analyzing future periods and may also facilitate comparisons to its historical performance. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. For more information on these adjusted financial measures, please see page 8 of this release.

About Non-GAAP Free Cash Flow

The GAAP financial measure, cash flows provided by operating activities, has been adjusted to report non-GAAP free cash flow that includes the cash cost for taxes and changes in working capital, less capital expenditures. Included in the just completed third quarter was $96.6 million of net cash provided by operations and $4.2 million of capital expenditures. The presentation of free cash flow is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. FactSet uses this financial measure, both in presenting its results to stockholders and the investment community, and in the Company’s internal evaluation and management of the business. Management believes that this financial measure is useful to investors because it permits investors to view the Company’s performance using the same metric that management uses to gauge progress in achieving its goals and is an indication of cash flow that may be available to fund further investments in future growth initiatives.

About FactSet

FactSet, a leading provider of financial information and analytics, helps the world’s best investment professionals outperform. More than 49,000 users stay ahead of global market trends, access extensive company and industry intelligence, and monitor performance with FactSet’s desktop analytics, mobile applications, and comprehensive data feeds. The Company has been included in FORTUNE's Top 100 Best Companies to Work For, the United Kingdom’s Great Places to Work and France’s Best Workplaces. FactSet is listed on the New York Stock Exchange and NASDAQ (NYSE:FDS) (NASDAQ:FDS). Learn more at www.factset.com, and follow us on Twitter: www.twitter.com/factset.

FactSet Research Systems Inc.

Consolidated Statements of Income – Unaudited

	Three Months Ended May 31,		Nine Months Ended May 31,
(In thousands, except per share data)	2013	2012	2013	2012

Revenues	$214,613	$202,311	$638,779	$598,130

Operating expenses
Cost of services	76,721	68,878	226,148	203,243
Selling, general and administrative	66,255	64,939	213,746	192,524
Total operating expenses	142,976	133,817	439,894	395,767

Operating income	71,637	68,494	198,885	202,363

Other income	361	483	1,146	1,256
Income before income taxes	71,998	68,977	200,031	203,619

Provision for income taxes	18,631	20,997	52,357	63,349
Net income	$53,367	$47,980	$147,674	$140,270

Diluted earnings per common share	$1.20	$1.05	$3.30	$3.05

Diluted weighted average common shares	44,485	45,736	44,784	45,971

FactSet Research Systems Inc.

Consolidated Statements of Comprehensive Income – Unaudited

	Three Months Ended May 31,		Nine Months Ended May 31,
(In thousands)	2013	2012	2013	2012

Net income	$53,367	$47,980	$147,674	$140,270

Other comprehensive income (loss), net of tax
Net unrealized (loss) gain on cash flow hedges*	(549)	(1,815)	822	(2,921)
Foreign currency translation adjustments	(2,478)	(12,742)	(4,135)	(21,555)
Other comprehensive loss	(3,027)	(14,557)	(3,313)	(24,476)
Comprehensive income	$50,340	$33,423	$144,361	$115,794

* The unrealized (loss) gain on cash flow hedges disclosed above was net of tax benefit (expense) of $328 and $(494) for the three and nine months ended May 31, 2013, respectively, and $1,085 and $1,752 for the corresponding periods of fiscal 2012, respectively.

FactSet Research Systems Inc.

Consolidated Balance Sheets - Unaudited

	May 31,	August 31,
(In thousands)	2013	2012

ASSETS
Cash and cash equivalents	$242,839	$189,044
Investments	14,579	13,919
Accounts receivable, net of reserves	69,143	74,251
Prepaid taxes	16,303	2,485
Deferred taxes	3,153	5,085
Prepaid expenses and other current assets	14,071	14,341
Total current assets	360,088	299,125
Property, equipment, and leasehold improvements, net	67,707	76,530
Goodwill	243,080	245,791
Intangible assets, net	37,371	43,371
Deferred taxes	22,858	23,113
Other assets	4,226	6,213
TOTAL ASSETS	$735,330	$694,143

LIABILITIES
Accounts payable and accrued expenses	$26,892	$27,680
Accrued compensation	29,519	41,274
Deferred fees	33,322	30,495
Dividends payable	15,413	13,727
Total current liabilities	105,146	113,176
Deferred taxes	2,431	2,593
Taxes payable	4,985	5,464
Deferred rent and other non-current liabilities	19,479	20,646
TOTAL LIABILITIES	$132,041	$141,879

STOCKHOLDERS’ EQUITY
Common stock	$474	$456
Additional paid-in capital	274,950	137,569
Treasury stock, at cost	(310,815)	(122,749)
Retained earnings	664,719	559,714
Accumulated other comprehensive loss	(26,039)	(22,726)
TOTAL STOCKHOLDERS’ EQUITY	603,289	552,264
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$735,330	$694,143

FactSet Research Systems Inc.

Consolidated Statements of Cash Flows - Unaudited

(In thousands)	Nine Months Ended May 31,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$147,674	$140,270
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	26,941	25,046
Stock-based compensation expense	31,813	17,074
Deferred income taxes	2,025	(3,149)
Gain on sale of assets	(7)	(1)
Tax benefits from share-based payment arrangements	(14,858)	(10,441)
Changes in assets and liabilities, net of effects of acquisition
Accounts receivable, net of reserves	5,006	8,331
Accounts payable and accrued expenses	2,276	939
Accrued compensation	(11,514)	(6,587)
Deferred fees	2,882	1,680
Taxes payable, net of prepaid taxes	(368)	3,093
Prepaid expenses and other assets	1,253	439
Deferred rent and other non-current liabilities	(927)	(1,180)
Other working capital accounts, net	1,431	(618)
Net cash provided by operating activities	193,627	174,896

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of business, net of cash and cash equivalents acquired	(705)	-
Purchases of investments	(8,406)	(15,000)
Proceeds from sales of investments	7,500	-
Purchases of property, equipment and leasehold improvements, net of proceeds from dispositions	(13,288)	(16,863)
Net cash used in investing activities	(14,899)	(31,863)
CASH FLOWS FROM FINANCING ACTIVITIES
Dividend payments	(40,693)	(36,183)
Repurchase of common stock	(188,066)	(87,112)
Proceeds from employee stock plans	91,011	27,476
Tax benefits from share-based payment arrangements	14,858	10,441
Net cash used in financing activities	(122,890)	(85,378)

Effect of exchange rate changes on cash and cash equivalents	(2,043)	(10,810)

Net increase in cash and cash equivalents	53,795	46,845

Cash and cash equivalents at beginning of period	189,044	181,685
Cash and cash equivalents at end of period	$242,839	$228,530

Reconciliation of Adjusted and Non-GAAP Financial Measures

Financial measures in accordance with U.S. GAAP including operating income, net income and diluted earnings per share have been adjusted below. FactSet uses these adjusted financial measures, both in presenting its results to stockholders and the investment community, and in its internal evaluation and management of the business. The Company believes that these adjusted financial measures and the information they provide are useful to investors because it permits investors to view the Company’s performance using the same tools that management uses to gauge progress in achieving its goals. Adjusted measures may also facilitate comparisons to FactSet’s historical performance.

Three Months Ended May 31, 2013

(Condensed and Unaudited)	GAAP	Q3 2013 Income Tax Benefits (a)	Adjusted	YoY % Change	Stock-Based Compensation	Amortization of Intangible Assets	Non-GAAP
Operating Income	$71,637		$71,637	4.6%	$5,440	$1,683	$78,760
Operating Margin	33.4%		33.4%	-	-	-	-
Net Income (b)	$53,367	$(2,270)	$51,097	6.5%	$3,862	$1,195	$56,154
Diluted EPS (c)	$1.20	$(0.05)	$1.15	9.5%	$0.09	$0.03	$1.26
Weighted Average Shares	44,485		44,485				44,485

(a)

GAAP net income was adjusted to exclude $2.3 million of income tax benefits related to finalizing prior years’ tax returns. GAAP diluted EPS was adjusted to exclude $0.05 from these same income tax benefits.

(b)

For the purposes of calculating non-GAAP net income and non-GAAP diluted EPS, stock-based compensation expense and the amortization of intangible assets were taxed at the annual effective tax rate of 29.0%.

(c)	The sum of the non-GAAP diluted earnings per share may not equal the totals above due to rounding.